Exhibit 99.1

News Release

BOEING CAPITAL CORPORATION

500 Naches Ave. SW

Renton, WA 98055

www.boeing.com/bcc

Boeing Capital Announces Sale of Commercial Finance Unit to GE Commercial Finance

SEATTLE, May 24, 2004 – Boeing Capital Corporation (BCC), a wholly owned subsidiary of The Boeing Company [NYSE: BA], announced today it has entered into an agreement to sell its Commercial Financial Services business to GE Commercial Finance, the business-to-business financial services unit of General Electric [NYSE: GE]. The transaction includes approximately $2 billion in assets.

Under the terms of the agreement, BCC will receive a premium above net asset value at closing for the sale of the business. The all-cash transaction is expected to close during the second quarter of 2004.

“We are extremely pleased with the agreement that we have reached with GE Commercial Finance. This further advances our strategic priority to support the sale of Boeing products and services by arranging, structuring or providing financing. While the commercial finance business has been a solid contributor to our success, we believe it will be better positioned for growth within the GE Commercial Finance portfolio,” said BCC President Walt Skowronski.

“The transaction will enhance both cash flow and earnings by generating more than $1.7 billion in deployable cash after taxes and expenses,” said Skowronski. “The proceeds will be used to fund a combination of debt repayment, reinvestment and dividends to our parent. The transaction is projected to generate a modest gain upon closing.”

“This agreement brings us over 170 clients, and we look forward to doing a terrific job for them,” said Mike Neal, president and CEO, GE Commercial Finance. “This acquisition of a seasoned, balanced portfolio is very much in line with our growth plans for 2004.”

BCC’s Commercial Financial Services unit provides lease and loan financing for a variety of commercial assets, including business aircraft, machine tools, marine vessels and construction equipment. The unit currently has approximately 50 employees.

After the transaction is completed, BCC will have a customer financing portfolio of approximately $10 billion, primarily consisting of Boeing commercial aircraft.

Headquartered in Seattle, Boeing Capital is made up of two major groups:
Aircraft Financial Services, which facilitates, structures and provides financing for Boeing commercial aircraft; and Space and Defense Financial Services, which arranges and structures financial solutions for Boeing customers for military equipment, satellites and launch vehicles. Boeing is the world’s leading aerospace company, with 2003 revenues of $50 billion and more than 155,000 employees worldwide.

GE Commercial Finance, which operates in 35 countries, has assets of over $220 billion and is headquartered in Stamford, Conn.

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Forward-Looking Information Is Subject to Risk and Uncertainty

Certain statements in this press release may contain projections or “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainty. The words “aim”, “plan”, “likely”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “will”, “should”, “could”, “may”, and other expressions that indicate future events and trends identify forward-looking statements. These statements are not guaranties of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what we express or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements. Our actual results and future trends may differ materially from our forward-looking statements depending on a variety of factors including our relationship with Boeing, as well as strategic decisions of Boeing relating to us, the effects of the September 11, 2001 terrorist attacks or future terrorist threats or attacks and their continuing impact on the airline industry, wars, SARS or other diseases, the capital equipment requirements of United States domestic and foreign businesses, general economic conditions, and in particular, economic conditions in the airline industry and the continued operation, viability and growth of major airline customers, capital availability and cost, changes in laws and tax benefits, the tax position of Boeing (including the applicability of the alternative minimum tax), competition from other financial institutions, our successful execution of internal operating plans, including the transition of our Long Beach, California administrative groups to Renton, Washington, defaults or bankruptcies by customers (especially airlines), adverse developments in the value of collateral or owned assets (especially aircraft), termination of aircraft manufacturing programs, regulatory uncertainties, legal proceedings and an adverse development in rating agency credit ratings or assessments.

Contact: Russ Young – Boeing Capital

             (425) 393-1534

             John Oliver – GE Commercial Finance

             (203) 357-4346 – office

             (203) 984-7757 — mobile